Exhibit 99.1

E*TRADE Financial Corporation Announces Second Quarter 2017 Results

Company reduces its consolidated Tier 1 leverage ratio threshold to 6.5%

Announces $1 billion share repurchase program

NEW YORK--(BUSINESS WIRE)--July 20, 2017--E*TRADE Financial Corporation (NASDAQ:ETFC):

Second Quarter Results

  Net income of $193 million, or $0.70 per diluted share, which includes a net benefit of $50 million, or $0.18 per diluted share, related to a benefit to provision for loan losses, partially offset by one-time market data expenses as well as expenses associated with the OptionsHouse integration and crossing the $50 billion regulatory threshold
  Total net revenue of $577 million
  Allowance for loan losses of $116 million, resulting in a benefit to provision for loan losses of $99 million
  Operating margin of 55 percent; adjusted operating margin of 38 percent(1)
  Consolidated balance sheet assets of $58.8 billion
  Daily Average Revenue Trades (DARTs) of 208,000; 32 percent in derivatives
  Customer margin balances of $8.2 billion(2)
  Net new brokerage accounts of 41,000; annualized growth rate of 4.7 percent
  Net new brokerage assets of $2.6 billion; annualized growth rate of 3.5 percent; end of period total customer assets of $348.2 billion
  Managed products of $4.6 billion

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its second quarter ended June 30, 2017, reporting net income of $193 million and $0.70 diluted earnings per common share. This compares to net income of $145 million, or $0.48 diluted earnings per common share, in the prior quarter. This also compares to net income of $133 million, or $0.48 diluted earnings per common share, in the second quarter of 2016. Total net revenue of $577 million increased from net revenue of $553 million in the prior quarter and $474 million in the second quarter of 2016. Operating margin for the quarter was 55 percent and adjusted operating margin was 38 percent(1) which compares to 41 percent and 38 percent(1) in the prior quarter and 45 percent and 38 percent(1) in the year-ago quarter.

“The impressive results we recorded the last quarter proved to be only the beginning of our positive drumbeat that continued steadier and louder this quarter,” said Karl Roessner, Chief Executive Officer. “There is a lot to be excited about with our brokerage performance and bottom-line results. First, customer activity held strong, while derivatives increased to a record portion of customer trades during the quarter. Margin balances reached 3-year highs and net new brokerage assets represented our strongest second quarter on record. In pursuit of our goal to reclaim our irreverent, challenger-brand status, we launched a bold new advertising campaign toward quarter-end. Further, our balance sheet growth is progressing as planned. As we move into the second half of the year, we are poised to execute on several critical initiatives: completion of the integration of OptionsHouse, continued balance sheet growth, and the launch of a new $1 billion share repurchase program—enabled by our strong financial performance and a reduction in our consolidated Tier 1 leverage ratio threshold to 6.5 percent. Fueled by our singular focus on doing what is right for our customers and our shareholders, the team continues to deliver. While we have produced outstanding results in the first half of 2017, I am even more energized by what I believe we will accomplish in the months and years ahead.”

Michael Pizzi, Chief Financial Officer, commented, “This quarter’s results include a few noteworthy items, the most prominent being a $99 million benefit to provision for loan losses. Virtually all loans have converted from interest-only, and a significant portion have been amortizing for more than 12 months. The outperformance of these loans relative to our modeled expectations drove the reduction to the allowance and benefit to provision. Additionally, our results include $9 million of one-time communications expense associated with customer market data and $9 million of integration and implementation expenses related to OptionsHouse and crossing $50 billion in balance sheet assets. These costs were reflected primarily in professional services and restructuring. The cumulative impact these one-time items on net income was $50 million, or $0.18 per diluted share, for the quarter.”

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5 p.m. ET today. This conference call will be available to domestic participants by dialing (800) 701-6414 while international participants should dial +1 (303) 223-4398. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC) and OptionsHouse (Member FINRA/SIPC/NFA). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE, the E*TRADE logo, and OptionsHouse are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding the Company’s ability to reinvigorate its brand, execute on its business and balance sheet growth plans, successfully integrate OptionsHouse, deliver results for its customers and shareholders or repurchase shares of its common stock are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general, market volatility and its impact on trading volumes, fluctuations in interest rates, the ability to attract and retain customers and develop new products and services, increased competition, potential system disruptions and security breaches, the ability to realize synergies or to implement integration plans and other risks from mergers and acquisitions, increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, adverse developments in litigation or regulatory matters, the timing and duration of, and the amount of shares repurchased and amount of cash expended in connection with, the share repurchase program, and the other factors set forth in our annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2017 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016
Revenue:
Interest income	$378	$341	$306	$719	$614
Interest expense	(22)	(22)	(20)	(44)	(41)
Net interest income	356	319	286	675	573
Commissions	105	127	106	232	213
Fees and service charges	98	86	62	184	120
Gains on securities and other, net	7	10	10	17	20
Other revenue	11	11	10	22	20
Total non-interest income	221	234	188	455	373
Total net revenue	577	553	474	1,130	946
Provision (benefit) for loan losses	(99)	(14)	(35)	(113)	(69)
Non-interest expense:
Compensation and benefits	133	136	125	269	251
Advertising and market development	42	43	30	85	73
Clearing and servicing	33	32	25	65	49
Professional services	24	22	22	46	44
Occupancy and equipment	29	27	24	56	47
Communications	36	25	20	61	43
Depreciation and amortization	20	20	20	40	40
FDIC insurance premiums	8	8	6	16	12
Amortization of other intangibles	9	9	5	18	10
Restructuring and acquisition-related activities	4	4	1	8	3
Other non-interest expenses	21	16	17	37	35
Total non-interest expense	359	342	295	701	607
Income before income tax expense	317	225	214	542	408
Income tax expense	124	80	81	204	122
Net income	$193	$145	$133	$338	$286
Preferred stock dividends	—	13	—	13	—
Net income available to common shareholders	$193	$132	$133	$325	$286

Basic earnings per common share	$0.70	$0.48	$0.48	$1.18	$1.02
Diluted earnings per common share	$0.70	$0.48	$0.48	$1.17	$1.01
Shares used in computation of per common share data:
Basic (in thousands)	275,410	274,876	277,013	275,167	281,141
Diluted (in thousands)	276,272	276,277	277,978	276,370	282,426

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	June 30,	March 31,	December 31,
	2017	2017	2016
ASSETS
Cash and equivalents	$1,091	$998	$1,950
Cash required to be segregated under federal or other
regulations	889	1,876	1,460
Available-for-sale securities	18,890	17,769	13,892
Held-to-maturity securities	21,502	19,191	15,751
Margin receivables	7,773	6,906	6,731
Loans receivable, net	3,055	3,288	3,551
Receivables from brokers, dealers and clearing
organizations	1,237	1,410	1,056
Property and equipment, net	245	239	239
Goodwill	2,370	2,370	2,370
Other intangibles, net	303	312	320
Deferred tax assets, net	519	653	756
Other assets	879	867	923
Total assets	$58,753	$55,879	$48,999

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$40,072	$37,384	$31,682
Customer payables	7,992	8,926	8,159
Payables to brokers, dealers and clearing organizations	1,473	1,288	983
Other borrowings	1,009	409	409
Corporate debt	992	991	994
Other liabilities	532	437	500
Total liabilities	52,070	49,435	42,727

Shareholders' equity:
Preferred stock, $0.01 par value; $1,000 liquidation
preference; shares authorized: 1,000,000; shares issued
and outstanding at June 30, 2017: 400,000	394	394	394
Common stock, $0.01 par value; shares authorized:
400,000,000; shares issued and outstanding at
June 30, 2017: 275,054,601	3	3	3
Additional paid-in-capital	6,929	6,919	6,921
Accumulated deficit	(581)	(774)	(909)
Accumulated other comprehensive loss	(62)	(98)	(137)
Total shareholders' equity	6,683	6,444	6,272
Total liabilities and shareholders' equity	$58,753	$55,879	$48,999

Key Performance Metrics(3)

Corporate	Qtr ended 6/30/17	Qtr ended 3/31/17	Qtr ended 6/30/17 vs. 3/31/17	Qtr ended 6/30/16	Qtr ended 6/30/17 vs. 6/30/16

Operating margin %(1)	55%	41%	14%	45%	10%
Adjusted operating margin %(1)	38%	38%	—%	38%	—%

Employees	3,614	3,629	—%	3,588	1%
Consultants and other	99	114	(13)%	180	(45)%
Total headcount	3,713	3,743	(1)%	3,768	(1)%

Common equity book value per share(4)	$22.86	$22.00	4%	$21.14	8%
Tangible common equity book value per share(4)	$15.29	$14.36	6%	$15.74	(3)%

Cash and equivalents ($MM)	$1,091	$998	9%	$2,393	(54)%
Corporate cash ($MM)(5)	$478	$417	15%	$523	(9)%

Net interest margin (basis points)	274	263	11	264	10
Interest-earning assets, average ($MM)	$51,899	$48,654	7%	$43,422	20%

Customer Activity	Qtr ended 6/30/17	Qtr ended 3/31/17	Qtr ended 6/30/17 vs. 3/31/17	Qtr ended 6/30/16	Qtr ended 6/30/17 vs. 6/30/16

Trading days	63.0	62.0	N.M.	64.0	N.M.

DARTs	208,205	207,221	—%	152,488	37%
Derivative DARTs %	32%	29%	3%	24%	8%

Total trades (MM)	13.1	12.8	2%	9.8	34%
Average commission per trade	$8.02	$9.87	(19)%	$10.82	(26)%

Key Performance Metrics(3)

Customer Activity	Qtr ended 6/30/17	Qtr ended 3/31/17	Qtr ended 6/30/17 vs. 3/31/17	Qtr ended 6/30/16	Qtr ended 6/30/17 vs. 6/30/16

Gross new brokerage accounts	120,204	137,854	(13)%	90,779	32%
Gross new stock plan accounts	66,773	57,919	15%	68,362	(2)%
Gross new banking accounts	876	880	—%	1,157	(24)%
Closed accounts	(137,666)	(136,666)	1%	(124,546)	11%
Net new accounts	50,187	59,987	(16)%	35,752	40%

Net new brokerage accounts	41,271	58,215	(29)%	23,090	79%
Net new stock plan accounts	13,154	5,478	140%	18,488	(29)%
Net new banking accounts	(4,238)	(3,706)	(14)%	(5,826)	27%
Net new accounts	50,187	59,987	(16)%	35,752	40%

End of period brokerage accounts	3,562,489	3,521,218	1%	3,277,090	9%
End of period stock plan accounts	1,474,692	1,461,538	1%	1,443,053	2%
End of period banking accounts	308,729	312,967	(1)%	329,725	(6)%
End of period total accounts	5,345,910	5,295,723	1%	5,049,868	6%

Annualized net new brokerage account growth rate	4.7%	6.7%	(2.0)%	2.8%	1.9%
Annualized brokerage account attrition rate(6)	9.0%	9.2%	(0.2)%	8.3%	0.7%

Customer margin balances(2) ($B)	$8.2	$7.3	12%	$6.8	21%

Customer Assets($B)
Security holdings	$255.3	$243.8	5%	$208.8	22%
Sweep deposits	34.9	32.0	9%	27.8	26%
Customer cash held by third parties(7)	8.8	12.6	(30)%	8.5	4%
Customer payables (cash)	8.0	8.9	(10)%	6.7	19%
Brokerage customer assets	307.0	297.3	3%	251.8	22%
Unexercised stock plan holdings (vested)	36.1	33.0	9%	28.9	25%
Savings, checking and other banking assets	5.1	5.4	(6)%	5.2	(2)%
Total customer assets	$348.2	$335.7	4%	$285.9	22%

Net new brokerage assets(8)	$2.6	$4.2	$(1.6)	$1.6	$1.0
Net new banking assets(8)	(0.3)	0.1	(0.4)	(0.2)	(0.1)
Net new customer assets(8)	$2.3	$4.3	$(2.0)	$1.4	$0.9

Annualized net new brokerage asset growth rate	3.5%	6.1%	(2.6)%	2.6%	0.9%

Brokerage related cash	$51.7	$53.5	(3)%	$43.0	20%
Other cash and deposits	5.1	5.4	(6)%	5.2	(2)%
Total customer cash and deposits	$56.8	$58.9	(4)%	$48.2	18%

Managed products	$4.6	$4.3	7%	$3.4	35%
Stock plan customer holdings (unvested)	$83.5	$82.7	1%	$64.6	29%

Customer net (buy) / sell activity	$(4.0)	$(1.6)	N.M.	$(1.4)	N.M.

Key Performance Metrics(3)

Loans	Qtr ended 6/30/17	Qtr ended 3/31/17	Qtr ended 6/30/17 vs. 3/31/17	Qtr ended 6/30/16	Qtr ended 6/30/17 vs. 6/30/16

Loans receivable ($MM)
One- to four-family	$1,641	$1,785	$(144)	$2,216	$(575)
Home equity	1,205	1,275	(70)	1,584	(379)
Consumer	209	228	(19)	289	(80)
Loans receivable, net	$3,055	$3,288	$(233)	$4,089	$(1,034)
Loan servicing expense	$5	$6	$(1)	$8	$(3)

Loan performance detail ($MM)

Current	$2,901	$3,190	$(289)	$4,047	$(1,146)
30-89 days delinquent	103	131	(28)	120	(17)
90-179 days delinquent	46	46	—	53	(7)
180+ days delinquent	121	134	(13)	162	(41)
Total delinquent loans	270	311	(41)	335	(65)
Gross loans receivable(9)	$3,171	$3,501	$(330)	$4,382	$(1,211)

Activity in Allowance for Loan Losses

	Three Months Ended June 30, 2017
	One- to Four- Family	Home Equity	Consumer	Total
	(In millions)
Allowance for loan losses, ending 3/31/17	$46	$162	$5	$213
Provision (benefit) for loan losses	(18)	(81)	—	(99)
(Charge-offs) recoveries, net	1	1	—	2
Allowance for loan losses, ending 6/30/17	$29	$82	$5	$116

	Three Months Ended March 31, 2017
	One- to Four- Family	Home Equity	Consumer	Total
	(In millions)
Allowance for loan losses, ending 12/31/16	$45	$171	$5	$221
Provision (benefit) for loan losses	—	(15)	1	(14)
(Charge-offs) recoveries, net	1	6	(1)	6
Allowance for loan losses, ending 3/31/17	$46	$162	$5	$213

	Three Months Ended June 30, 2016
	One- to Four- Family	Home Equity	Consumer	Total
	(In millions)
Allowance for loan losses, ending 3/31/16	$49	$267	$6	$322
Provision (benefit) for loan losses	(8)	(28)	1	(35)
(Charge-offs) recoveries, net	1	6	(1)	6
Allowance for loan losses, ending 6/30/16	$42	$245	$6	$293

Capital	Qtr ended 6/30/17	Qtr ended 3/31/17	Qtr ended 6/30/17 vs. 3/31/17	Qtr ended 6/30/16	Qtr ended 6/30/17 vs. 6/30/16

E*TRADE Financial
Tier 1 leverage ratio(10)	7.5%	7.2%	0.3%	7.5%	—%
Common Equity Tier 1 capital ratio(10)	35.0%	33.0%	2.0%	35.6%	(0.6)%
Tier 1 risk-based capital ratio(10)	37.5%	35.4%	2.1%	35.6%	1.9%
Total risk-based capital ratio(10)	42.4%	40.7%	1.7%	41.2%	1.2%

E*TRADE Bank
Tier 1 leverage ratio(11)	8.0%	8.1%	(0.1)%	8.2%	(0.2)%
Common Equity Tier 1 capital ratio(11)	35.1%	35.0%	0.1%	34.2%	0.9%
Tier 1 risk-based capital ratio(11)	35.1%	35.0%	0.1%	34.2%	0.9%
Total risk-based capital ratio(11)	36.3%	36.3%	—%	35.5%	0.8%

Average Balance Sheet Data

	Three Months Ended
	June 30, 2017			March 31, 2017
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$890	$2	0.87%	$1,345	$2	0.64%
Cash required to be segregated under federal
or other regulations	1,355	3	0.94%	1,684	3	0.71%
Available-for-sale securities	18,197	95	2.10%	16,586	85	2.05%
Held-to-maturity securities	19,725	137	2.78%	17,531	120	2.74%
Margin receivables	7,258	75	4.14%	6,781	66	3.93%
Loans	3,332	41	4.88%	3,608	43	4.77%
Broker-related receivables and other	1,142	1	0.20%	1,119	—	0.12%
Subtotal interest-earning assets	51,899	354	2.73%	48,654	319	2.63%
Other interest revenue(a)	—	24		—	22
Total interest-earning assets	51,899	378	2.91%	48,654	341	2.81%
Total non-interest earning assets	4,951			5,252
Total assets	$56,850			$53,906

Deposits	$37,894	$1	0.01%	$34,869	$1	0.01%
Customer payables	8,686	2	0.06%	8,686	1	0.06%
Broker-related payables and other	1,237	—	0.00%	1,160	—	0.00%
Other borrowings	674	5	3.18%	492	5	3.85%
Corporate debt	991	13	5.41%	994	14	5.39%
Subtotal interest-bearing liabilities	49,482	21	0.17%	46,201	21	0.18%
Other interest expense(b)	—	1		—	1
Total interest-bearing liabilities	49,482	22	0.18%	46,201	22	0.19%
Total non-interest-bearing liabilities	884			1,402
Total liabilities	50,366			47,603
Total shareholders' equity	6,484			6,303
Total liabilities and shareholders' equity	$56,850			$53,906

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,417	$356	2.74%	$2,453	$319	2.63%

(a)	Represents interest revenue on securities loaned for the periods presented.
(b)	Represents interest expense on securities borrowed for the periods presented.

	Three Months Ended
	June 30, 2016
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$1,589	$1	0.36%
Cash required to be segregated under federal or other regulations	1,599	1	0.34%
Available-for-sale securities	13,503	68	2.01%
Held-to-maturity securities	15,354	107	2.80%
Margin receivables	6,502	61	3.76%
Loans	4,512	49	4.32%
Broker-related receivables and other	363	1	0.29%
Subtotal interest-earning assets	43,422	288	2.65%
Other interest revenue(a)	—	18
Total interest-earning assets	43,422	306	2.83%
Total non-interest-earning assets	4,815
Total assets	$48,237

Deposits	$31,865	$1	0.01%
Customer payables	6,913	1	0.07%
Broker-related payables and other	1,345	—	0.00%
Other borrowings	410	4	4.43%
Corporate debt	993	14	5.40%
Subtotal interest-bearing liabilities	41,526	20	0.19%
Other interest expense(b)	—	—
Total interest-bearing liabilities	41,526	20	0.20%
Total non-interest-bearing liabilities	969
Total liabilities	42,495
Total shareholders' equity	5,742
Total liabilities and shareholders' equity	$48,237

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$1,896	$286	2.64%

(a)	Represents interest revenue on securities loaned for the periods presented.
(b)	Represents interest expense on securities borrowed for the periods presented.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses. Management believes that excluding the provision (benefit) for loan losses from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes it when evaluating operating margin performance. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and broker-dealer subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (5) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (4) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin percentage (dollars in millions):

	Q2 2017		Q1 2017		Q2 2016
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and
operating margin	$317	55%	$225	41%	$214	45%
Provision (benefit) for loan losses	(99)		(14)		(35)
Adjusted income before income tax expense / adjusted operating margin	$218	38%	$211	38%	$179	38%

(2) Customer margin balances include the following (dollars in billions):

	Q2 2017	Q1 2017	Q2 2016
Margin receivables held on balance sheet	$7.8	$6.9	$6.8
Customer margin balances held by a third party clearing firm(a)	0.4	0.4	—
Total customer margin balances	$8.2	$7.3	$6.8

(a)	Represents OptionsHouse's customer margin balances held by a third party clearing firm.

(3) Amounts and percentages may not recalculate due to rounding. For percentage based metrics, the variance represents the current period less the prior period.

(4) The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q2 2017		Q1 2017		Q2 2016
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$6,289	$22.86	$6,050	$22.00	$5,785	$21.14
Less: Goodwill and other intangibles, net	(2,673)		(2,682)		(1,956)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	591		580		478
Tangible common equity book value	$4,207	$15.29	$3,948	$14.36	$4,307	$15.74

(5) The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q2 2017	Q1 2017	Q2 2016
Consolidated cash and equivalents	$1,091	$998	$2,393
Less: Cash at regulated subsidiaries(a)	(613)	(581)	(1,870)
Corporate cash	$478	$417	$523

(a)	Reported net of corporate cash on deposit at E*TRADE Bank that is eliminated in consolidation.

(6) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts by total brokerage accounts at the previous period end, and is presented on an annualized basis. Attriting brokerage accounts are derived by subtracting net new brokerage accounts from gross new brokerage accounts.

(7) Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions and customer cash held by a third party clearing firm. Customer cash held by third parties is not reflected in the Company’s consolidated balance sheet and is not immediately available for liquidity purposes. The following table provides details of customer cash held by third parties (dollars in billions):

	Q2 2017	Q1 2017	Q2 2016
Sweep deposits at unaffiliated financial institutions	$6.6	$10.6	$4.6
Customer cash held by a third party clearing firm(a)	1.7	1.7	—
Municipal funds and other	0.5	0.3	3.6
Money market fund	—	—	0.3
Total customer cash held by third parties	$8.8	$12.6	$8.5

(a)	Represents OptionsHouse's customer cash held by a third party clearing firm.

(8) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(9) Includes unpaid principal balances and premiums (discounts).

(10) E*TRADE Financial’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q2 2017	Q1 2017	Q2 2016
E*TRADE Financial shareholders' equity	$6,683	$6,444	$5,785
DEDUCT:
Preferred stock	(394)	(394)	—
E*TRADE Financial Common Equity Tier 1 capital before regulatory adjustments	$6,289	$6,050	$5,785
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt
securities, net of tax	62	98	(43)
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,039)	(2,058)	(1,422)
Disallowed deferred tax assets	(537)	(638)	(857)
E*TRADE Financial Common Equity Tier 1 capital	$3,775	$3,452	$3,463
ADD:
Preferred stock	394	394	—
DEDUCT:
Disallowed deferred tax assets	(124)	(136)	—
E*TRADE Financial Tier 1 capital	$4,045	$3,710	$3,463
ADD:
Allowable allowance for loan losses	116	135	129
Non-qualifying capital instruments subject to phase-out (trust preferred
securities)	414	414	414
E*TRADE Financial total capital	$4,575	$4,259	$4,006

E*TRADE Financial average assets for leverage capital purposes	$56,928	$54,032	$48,255
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,039)	(2,058)	(1,422)
Disallowed deferred tax assets	(661)	(774)	(857)
E*TRADE Financial adjusted average assets for leverage capital purposes	$54,228	$51,200	$45,976

E*TRADE Financial total risk-weighted assets(a)	$10,780	$10,466	$9,731

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average
assets for leverage capital purposes)	7.5%	7.2%	7.5%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	35.0%	33.0%	35.6%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	37.5%	35.4%	35.6%
E*TRADE Financial total capital / Total risk-weighted assets	42.4%	40.7%	41.2%

(a)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(11) E*TRADE Bank’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q2 2017	Q1 2017	Q2 2016
E*TRADE Bank shareholder's equity	$3,485	$3,291	$3,207
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt
securities, net of tax	62	98	(43)
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(56)	(100)	(186)
E*TRADE Bank Common Equity Tier 1 capital / Tier 1 capital	$3,453	$3,251	$2,940
ADD:
Allowable allowance for loan losses	116	118	112
E*TRADE Bank total capital	$3,569	$3,369	$3,052

E*TRADE Bank average assets for leverage capital purposes	$43,527	$40,501	$36,292
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(56)	(100)	(186)
E*TRADE Bank adjusted average assets for leverage capital purposes	$43,433	$40,363	$36,068

E*TRADE Bank total risk-weighted assets(a)	$9,840	$9,280	$8,594

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets
for leverage capital purposes)	8.0%	8.1%	8.2%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	35.1%	35.0%	34.2%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	35.1%	35.0%	34.2%
E*TRADE Bank total capital / Total risk-weighted assets	36.3%	36.3%	35.5%

(a)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

CONTACT:
E*TRADE Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Investor Relations
646-521-4406
ir@etrade.com